Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Nvni Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, par value $0.00001 per share	Rule 457(c) and Rule 457(f)(1)	1,968,821(2)(3)	$10.72(4)	$21,105,762.00	$0.0001102	$2,326.00

	Total Offering Amounts							$2,326.00

	Total Fees Previously Paid							—

	Net Fee Due							$2,326.00

(1)

All securities being registered are issued by Nvni Group Limited, an exempted company incorporated with limited liability in the Cayman Islands (“New Nuvini”), in connection with the Business Combination described in the enclosed proxy statement/prospectus among New Nuvini, Nuvini Holdings Limited, an exempted company incorporated with limited liability in the Cayman Islands, Nuvini Merger Sub, Inc., a Delaware corporation, and Mercato Partners Acquisition Corporation, a Delaware corporation. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed proxy statement/prospectus.

(2)	Consists of 1,968,821 New Nuvini Ordinary Shares that may be issued in in exchange for 1,968,821 shares of Mercato Class A Common Stock in connection with the consummation of the Business Combination.
(3)

This filing fee table relates to the registration statement on Form F-4, as amended (file number 333-272688), declared effective on September 7, 2023 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Registration Statement may be registered hereby.

(4)	Based on the average of the high and low trading prices of Mercato Class A Common Stock as of September 21, 2023, pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act.

Ex. 107-1